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                                                                    EXHIBIT 10.8
                          CHANGE OF CONTROL AGREEMENT



AGREEMENT made as of this 1st day of June 1996, by and between STAODYN, INC., a Delaware corporation, with its principal offices located at 1225 Ken Pratt Boulevard, Longmont, Colorado 80501 (hereinafter the "Company"), and JOHN R. SOUTH, residing at 7 Alison Way, Andover, Massachusetts 01810 (hereinafter the "Officer").

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

  (a) For the purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, beneficially owns 50% or more of the Company's voting common stock; or, (b) at any time during the period of three consecutive years (not including any period prior to the date hereof), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders were approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation in which both (i) a majority of the directors of the surviving entity were directors of the Company prior to such consolidation or merger; and (ii) which would result in the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being changed into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or (d) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

  (b) "Cause" shall mean the commission by the Officer of any act involving gross misconduct such as, but not limited to, dishonesty, gross neglect of duty, frequent unexplained absence from work, or other misconduct seriously detrimental to the interests of the Company.

  (c) "Termination Date" shall mean the date following a Change of Control when the Officer receives written notice that his employment is Terminated without Cause or, if later, such other termination date specified in the written notice.

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  (d) "Terminate" shall mean not only a complete termination of employment by the Company or its successor but also a significant negative change in the terms of employment with the Company or its successor, including but not limited to a requirement to relocate or a significant reduction in salary and benefits.

  (e) "Termination Following a Change of Control" shall mean a termination without Cause by the Company following or in connection with a Change of Control or a termination by the Officer for "Good Reason" of the Officer's employment with the Company within two years following a "Change of Control" (as defined below).

  (f) For purposes of this Agreement, "Good Reason" shall include, but not be limited to, any of the following (without the Officer's express written consent):

     i) the assignment to the Officer by the Company of duties inconsistent with or a substantial alteration in the nature or status of, the Officer's responsibilities as in effect immediately prior to a Change of Control;

     ii) a reduction by the Company in the Officer's compensation or benefits as in effect immediately prior to the date of a Change of Control;

     iii) a relocation of the Company's principal offices beyond 30 miles from the present Longmont, Colorado location, or the Officer's relocation to any place other than the Longmont, Colorado offices of the Company, except for reasonably required travel by the Officer on the Company's business;

     iv) any material breach by the Company of any provision of this Agreement if such material breach has not been cured within thirty (30) days following written notice of such breach by the Officer to the Company setting forth with specificity the nature of the breach; or

     v) any failure by the Company to obtain the assumption and performance of the Employment Agreement and this Agreement by any successor (by merger, consolidation or otherwise) or assign of the Company.

2. Severance Benefits.   In the event there is a Termination Following a Change
   of Control, the Officer shall be entitled to the following severance benefits for a period of 12 months after the Termination Date:

  (a) Continued base salary in regular biweekly payments, or if so elected by the Officer, a lump sum payable within 30 days of the Officer's election.

  (b) Bonus payable in such amount as would be payable to the Officer had he been employed by the Company for the full fiscal year during which the termination occurred, and the Company had achieved Plan performance for such fiscal year. Such bonus shall be paid in the same manner as elected by the Officer in (a) above;

  (c) Continued medical, dental, life and disability insurance benefits; and

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  (d) Continued retirement benefits, including 401(k) plan.

  Such benefits shall be identical to the salary, bonus, insurance and retirement plan benefits to which the Officer was entitled immediately prior to the Change of Control. During such 12-month period, the Officer shall continue to be an employee of the Company for purposes of participation in the plans which provide the benefits described in subsections (c) and (d) above but shall have no further responsibilities as an employee and shall not be required or permitted to continue his former duties. Subject to Section 4, the Officer shall be free to accept other employment during such period, and there shall be no offset of any employment compensation earned by Officer in such other employment during such period against payments due the Officer hereunder, and there shall be no offset in any compensation or benefits received from such other employment against the continued salary and benefits set forth above.

3. Stock Option Vesting. In the event of a Termination Following a Change of Control, all outstanding stock options held by the Officer which are not then exercisable, shall become exercisable in their entirety, as of the date immediately preceding the Termination Date.

4. Noncompetition Agreement. Officer acknowledges that the Company has trade secrets and confidential information, that as President and Chief Executive Officer he will have access to all such trade secrets and confidential information and that in performing duties in an executive position for another company he might necessarily use and divulge such trade secrets and confidential information. Therefore, in consideration for the severance benefits set forth above, the Officer agrees that for a period of 12 months subsequent to the Termination Date, the Officer will not, directly or indirectly:

  (a) Call upon any person or entity which was a customer of the Company immediately prior to the Termination Date for the purpose of diverting, taking away the business of, or selling products or services competitive with significant products or services provided by the Company;

  (b) In any manner, misuse or divulge to any person any list of customers, confidential information or trade secrets of the Company;

  (c) Alone or in any capacity solicit or in any manner attempt to solicit or induce any person or persons employed by the Company within one year prior to the Termination Date to leave such employment;

  (d) Within the United States of America, either as an employee, employer, consultant, agent principal, partner, more than 5% stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any significant manner with any material business conducted by the Company on the Termination Date.

5. Termination.  This Agreement may be terminated only as follows:

  (a) by mutual written agreement of the parties;

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  (b) upon termination of Officer's employment prior to, and not in connection with, a Change of Control.

  (c) when the Officer attains age 65.

6. Severability. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of the Agreement shall be deemed valid and enforceable to the extent possible.

7. Assignment. The parties may assign their economic rights under this Agreement but shall not assign any personal obligations from this Agreement.

8. Miscellaneous. This Agreement: (a) contains the entire agreement among the parties regarding the subject matter hereof and supersedes any prior agreements on this subject between the parties; (b) may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver; (c) shall be construed in accordance with, and governed by, the laws of Colorado; and (d) shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives and permitted assigns, including, without limitation, any successor to the business of the Company.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


THE OFFICER                       STAODYN, INC.

/s/ JOHN R. SOUTH                 [SIGNATURE OF CHAIRMAN OF BOARD APPEARS HERE]
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John R. South                     Chairman of the Board

6/19/96                           [SIGNATURE OF VP APPEARS HERE]
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Date                              Vice President - Finance and Administration
                                  Corporate Secretary


                                  June 19, 1996
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                                  Date

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